UNITED STATES

                  SECURITIES AND EXCHANGE COMMISSION


                        Washington, D.C.  20549


                               FORM 8-K


                            CURRENT REPORT


                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934


    Date of Report (Date of earliest event reported)   April 27, 1999


                          CCB Financial Corporation
        (Exact name of registrant as specified in its charter)



        North Carolina           0-12358            56-1347849
 (State or other jurisdiction (Commission File    (IRS Employer
     of incorporation)         Number)          Identification No.)




      111 Corcoran Street, Post Office Box 931, Durham, NC  27702
               (Address of principal executive offices)



   Registrant's telephone number, including area code   (919) 683-7777



                                N/A
         (Former name or former address, if changed since last report)

Item 5.   Other Events.

     On April 27, 1999, the Corporation's Board of Directors approved the extension, through December 31, 1999, of its previously announced program to repurchase up to 1,000,000 shares of the Corporation's common stock and additional repurchases needed to retire any shares issued for the exercise of options, awards of restricted stock or for other corporate purposes. Approximately 615,000 shares have been repurchased and retired to date. The Board also approved additional repurchases needed to retire any shares issued in connection with the Corporation's pending acquisition of Stone Street Bancorp, Inc.




                              SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              CCB FINANCIAL CORPORATION


Date: May 4, 1999             By: /s/   SHELDON M. FOX
                                   Sheldon M. Fox
                                   Executive Vice President and
                                   Chief Financial Officer


Date: May 4, 1999             By: /s/   W. HAROLD PARKER, JR.
                                   W. Harold Parker, Jr.
                                   Senior Vice President and
                                   Chief Accounting Officer